Exhibit 99.1
PRGX Global, Inc. 2009 Unaudited Selected Financial Information
     Management evaluates the performance of its operating segments based upon revenues and measures of profit or loss it refers to as EBITDA and adjusted EBITDA. Adjusted EBITDA is earnings from continuing operations before interest, taxes, depreciation and amortization (“EBITDA”) as adjusted for unusual and other significant items that management views as distorting the operating results of the various segments from period to period. Adjustments include restructuring charges, stock-based compensation, bargain purchase gains, intangible asset impairment charges, litigation settlements, severance charges and foreign currency gains and losses on intercompany balances viewed by management as individually or collectively significant. The Company does not have any inter-segment revenues. Segment information by quarter for 2009 is presented below (in thousands):

	Recovery	Recovery Audit
	Audit	Services —
	Services —	Europe/Asia —	New	Corporate
	Americas	Pacific	Services	Support	Total
Three Months Ended March 31, 2009
Revenues	$28,141	$10,008	$1,103	$—	$39,252

EBITDA	$9,252	$(239)	$(812)	$(3,794)	$4,407
Foreign currency (gains) losses on intercompany balances	(1)	606	—	—	605
Stock-based compensation	—	—	—	15	15

Adjusted EBITDA	$9,251	$367	$(812)	$(3,779)	$5,027

Three Months Ended June 30, 2009
Revenues	$32,070	$11,951	$1,450	$—	$45,471

EBITDA	$11,641	$2,439	$(625)	$(5,668)	$7,787
Foreign currency (gains) losses on intercompany balances	(320)	(1,359)	—	—	(1,679)
Litigation settlement	—	—	—	650	650
Stock-based compensation	—	—	—	989	989

Adjusted EBITDA	$11,321	$1,080	$(625)	$(4,029)	$7,747

	Recovery	Recovery Audit
	Audit	Services —
	Services —	Europe/Asia —	New	Corporate
	Americas	Pacific	Services	Support	Total
Three Months Ended September 30, 2009
Revenues	$31,794	$12,236	$1,291	$—	$45,321

EBITDA	$10,916	$4,581	$(1,131)	$(4,998)	$9,368
Foreign currency (gains) losses on intercompany balances	(2)	(676)	—	—	(678)
Stock-based compensation	—	—	—	1,496	1,496
Gain on bargain purchase	—	(2,388)	—	—	(2,388)

Adjusted EBITDA	$10,914	$1,517	$(1,131)	$(3,502)	$7,798

Three Months Ended December 31, 2009
Revenues	$29,556	$18,294	$1,689	$—	$49,539

EBITDA	$8,901	$3,372	$(1,019)	$(5,296)	$5,958
Foreign currency (gains) losses on intercompany balances	(31)	188	—	—	157
Stock-based compensation	—	—	—	845	845

Adjusted EBITDA	$8,870	$3,560	$(1,019)	$(4,451)	$6,960

     The following table reconciles net earnings to EBITDA and adjusted EBITDA for each of the four quarterly periods ended December 31, 2009 (in thousands). Certain reclassifications have been made to conform with classifications adopted in the fourth quarter of 2009.

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,
	2009	2009	2009	2009
Net earnings	$1,873	$5,025	$6,401	$2,028

Income taxes	544	618	605	1,261
Interest, net	699	727	728	871
Depreciation and amortization	1,291	1,417	1,634	1,798

EBITDA	4,407	7,787	9,368	5,958

Foreign currency (gains) losses on intercompany balances	605	(1,679)	(678)	157
Litigation settlement	—	650	—	—
Stock-based compensation	15	989	1,496	845
Gain on bargain purchase	—	—	(2,388)	—

Adjusted EBITDA	$5,027	$7,747	$7,798	$6,960

     EBITDA and adjusted EBITDA are both “non-GAAP financial measures” presented as supplemental measures of our performance. They are not presented in accordance with accounting principles generally accepted in the United States, or GAAP. The Company believes these measures provide additional meaningful information in evaluating the Company’s performance over time, and that the rating agencies and a number of lenders use EBITDA and similar measures for similar purposes. In addition, a measure similar to adjusted EBITDA is used in the restrictive covenants contained in the Company’s secured credit facility. However, EBITDA and adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. In addition, in evaluating EBITDA and adjusted EBITDA, you should be aware that, as described above, the adjustments may vary from period to period and in the future we will incur expenses such as those used in calculating these measures. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

     The following tables set forth 2009 quarterly and annual operating results by operating segments. Certain reclassifications have been made to conform with classifications adopted in the fourth quarter of 2009.

	Recovery	Recovery Audit
	Audit	Services —
	Services —	Europe/Asia —	New	Corporate
	Americas	Pacific	Services	Support	Total
Three Months Ended:
March 31, 2009
Revenues	$28,141	$10,008	$1,103	$—	$39,252
Cost of revenues	16,756	8,002	1,655	—	26,413

Gross margin	11,385	2,006	(552)	—	12,839
Selling, general and administrative expenses	3,311	2,310	308	3,794	9,723

Operating income (loss)	$8,074	$(304)	$(860)	$(3,794)	$3,116

June 30, 2009
Revenues	$32,070	$11,951	$1,450	$—	$45,471
Cost of revenues	17,070	9,375	1,883	—	28,328

Gross margin	15,000	2,576	(433)	—	17,143
Selling, general and administrative expenses	4,538	204	363	5,668	10,773

Operating income (loss)	$10,462	$2,372	$(796)	$(5,668)	$6,370

September 30, 2009
Revenues	$31,794	$12,236	$1,291	$—	$45,321
Cost of revenues	17,031	9,639	2,304	—	28,974

Gross margin	14,763	2,597	(1,013)	—	16,347
Selling, general and administrative expenses	5,028	754	221	4,998	11,001

Operating income (loss)	$9,735	$1,843	$(1,234)	$(4,998)	$5,346

December 31, 2009
Revenues	$29,556	$18,294	$1,689	$—	$49,539
Cost of revenues	17,145	13,301	2,557	—	33,003

Gross margin	12,411	4,993	(868)	—	16,536
Selling, general and administrative expenses	4,770	2,051	259	5,296	12,376

Operating income (loss)	$7,641	$2,942	$(1,127)	$(5,296)	$4,160

Twelve Months Ended December 31, 2009:
Revenues	$121,561	$52,489	$5,533	$—	$179,583
Cost of revenues	68,002	40,317	8,399	—	116,718

Gross margin	53,559	12,172	(2,866)	—	62,865
Selling, general and administrative expenses	17,647	5,319	1,151	19,756	43,873

Operating income (loss)	$35,912	$6,853	$(4,017)	$(19,756)	$18,992